                                                                      EXHIBIT 99


[TELXON LOGO]
                                                              NEWS RELEASE


                   TELXON CORPORATION ACKNOWLEDGES RECEIPT OF
                   LETTER OF INTEREST FROM SYMBOL TECHNOLOGIES

       AKRON, OHIO - - April 21, 1998 - - Telxon Corporation (Nasdaq - NNM:
TLXN) acknowledged today that it has received a letter from Symbol Technologies, Inc. expressing interest in a business combination.
      Frank Brick, Telxon's president and chief executive officer, said, "The letter, dated April 8, is currently being reviewed by our financial and legal advisors and will be considered by Telxon's board of directors in due course."
      "Telxon's management team continues to execute its business plan that sharpens the company's market focus, delivers innovative new products, and instills a culture of continuous improvement, performance measurement and accountability," Brick said. "The successive improvements made during the last six quarters support my confidence in our ability to generate consistent and predictable revenue and operating earnings growth."
     Telxon Corporation is a leading global designer and manufacturer of wireless and mobile information systems for vertical markets. The company integrates advanced mobile computing and wireless data communication technology with a wide array of peripherals, application-specific software and global customer services for its customers in more than 60 countries. Telxon's web site address is: www.telxon.com.

                                      # # #
For corporate information:

Alex Csiszar
Senior Director, Investor Relations
Telxon Corporation
(330) 664-2961
(800) 800-8001





             Telxon Corporation/Corporate Communications Department
          3330 West Market Street/P.O. Box 5582/Akron, Ohio 44334-0582
                         800-800-8001/Fax (330) 664-2058